Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is dated as of June 24, 2015 (this “Agreement”), by and between Freestone Resources, Inc., a Nevada corporation (the “Company”), and Dynamis Energy, LLC, an Idaho limited liability company (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company (i) five million (5,000,000) shares of Common Stock at a purchase price of $0.10 per share (collectively, the “Shares”), par value $0.001 per share (together with any securities into which such shares may be reclassified, the “Common Stock”), and (ii) a common stock purchase warrant (the “Warrant”) to purchase five million (5,000,000) additional shares of Common Stock (collectively, the “Warrant Shares”), which Warrants shall be in the form attached hereto as Exhibit A, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to the sale and purchase of the Shares and Warrants as set forth herein.

ARTICLE I. DEFINITIONS

1.1              Definitions.

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Closing” means the closing of the purchase and sale of the Common Stock pursuant to Section 2.1.

“Closing Date” means the Trading Day when this Agreement has been executed and delivered by the parties hereto.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall have the meaning ascribed to such term in the Preamble.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the date that the initial registration statement filed by the Company for the Registrable Securities is first declared effective by the Commission.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(r).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(u).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indemnified Liabilities” shall have the meaning ascribed to such term in Section 4.6.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(q).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Contract” means any contract of the Company or any of its Subsidiaries that has been filed or was required to have been filed as an Exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(bb).

“Plan” shall have the meaning ascribed to such term in Section 3.1(p).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.

“Registrable Securities” means all of the Shares held by the Purchaser, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means a registration statement covering the resale of the Registrable Securities.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning ascribed to such term in the Preamble.

“Subscription Amount” shall have the meaning ascribed to such term in Section 2.1.

“Subsidiary” shall mean the subsidiaries of the Company, if any, set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex (formerly the American Stock Exchange), the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq National Market, the Nasdaq Capital Market or the OTC Bulletin Board.

“Warrants” shall have the meaning ascribed to such term in the Preamble.

“Warrant Shares” shall have the meaning ascribed to such term in the Preamble.

ARTICLE II. PURCHASE AND SALE

2.1              Closing. On a Closing Date, Purchaser shall purchase from the Company and the Company shall issue and sell to Purchaser FIVE MILLION (5,000,000) Shares in exchange for FIVE HUNDRED-THOUSAND DOLLARS ($500,000.00) and FIVE MILLION (5,000,000) Warrants in exchange for FIVE HUNDRED DOLLARS ($500.00) (the “Subscription Amount”). Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.

Name of Purchaser	Class and Number of Securities	Cash Purchase Consideration
Dynamis Energy, LLC	5,000,000 shares of Common Stock	$500,000
	5,000,000 Warrants	$500

2.2              Deliveries.

(a)                On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)                 this Agreement duly executed by the Company;

(ii)               a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing the five million (5,000,000) Shares, registered in the name of the Purchaser;

(iii)             a certificate, in form reasonably satisfactory to the Purchaser, executed by an executive officer of the Company, dated as of the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 2.3(b)(i) and (ii);

(iv)             the Warrants in the form of Exhibit A hereto; and

(v)               a legal opinion of Taylor V. Wilson, Esq., or other legal counsel to the Company, in the form of Exhibit B attached hereto.

(b)               On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)                 this Agreement duly executed by the Purchaser.

(ii)               the Subscription Amount by wire transfer to the account as specified by the Company on Annex A hereto.

2.3              Closing Conditions.

(a)                The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)                 all representations and warranties of the Purchaser contained herein shall be accurate in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) on the Closing Date, except for such representations that speak as of a specific date;

(ii)               all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)             the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)               The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)                 all representations and warranties of the Company contained herein shall be accurate in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) on the Closing Date, except for such representations that speak as of a specific date;

(ii)               all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)             the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes, as of the Closing Date, the representations and warranties set forth below to the Purchaser:

(a)                Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, then references in this Agreement to the Subsidiaries will be disregarded.

(b)               Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)                Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)               No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares and the Warrants and the consummation by the Company of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, including, without limitation, any Material Contract or Material Permit, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)                Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) application(s) to each applicable Trading Market for the listing of the Shares and the Warrant Shares for trading thereon in the time and manner required thereby, (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iii) a Form 8-K disclosing the sale of the Shares and the Warrants hereunder, (collectively, the “Required Approvals”). Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 3.2 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Shares, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated hereby from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the articles of incorporation, bylaws or other organizational or charter documents of the Company that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the Warrant Shares and the ownership, disposition or voting of the Shares and the Warrant Shares by the Company or the exercise of any right granted to the Purchaser pursuant to this Agreement.

(f)                Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrant.

(g)                Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). All of the issued and outstanding capital shares of the Company (i) have been duly authorized and validly issued; and are fully paid and nonassessable, (ii) are not in violation of any first refusal, preemptive right, right of participation, or any similar right applicable to the company’s capital stock, and (iii) have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock incentive plans and the issuance of restricted shares of Common Stock to employees pursuant to the Company’s stock incentive plan. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents other than pursuant to this Agreement. No further approval or authorization of any stockholder, the Board of Directors of the Company or other Person is required for the issuance and sale of the Shares. Except for this Agreement, there are no stockholders agreements, voting agreements, registration agreement or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)               SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed (or incorporated by reference) as an exhibit to the SEC Reports. Each of the Material Contracts is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)                 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or on the Disclosure Schedules, (i) there has been no event, occurrence or development that has had or could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)                 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)               Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. No officer, consultant or key employee of the Company or any Subsidiary whose termination could reasonably be expected to result in a Material Adverse Effect has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(l)                 Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), including, without limitation, the Material Contracts and the Material Permits, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, including, without limitation, all applicable foreign, federal, state and local statutes, rules and regulations relating to taxes, environmental safety and protection, occupational health and safety, product quality and safety, and employment and labor matters, except in each case as could not reasonably be expected to have a Material Adverse Effect.

(m)             Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. All of the Material Permits are valid and in full force and effect, except where the invalidity of such Material Permit or the failure of such Material Permit to be in full force and effect, could not reasonably be expected have a Material Adverse Effect.

(n)               Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance in all material respects.

(o)               Taxes. The Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect. All such filed tax returns are accurate in all material respects. The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. There have been no audits or examinations of any tax returns by any governmental body, and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated. No claim has been made by any governmental body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax. Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person. The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4. The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(p)               Employee Benefit Plans. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. As used in this Section 3.1(p), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(q)               Patents and Trademarks. To the knowledge of the Company, the Company and the Subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trademarks, trademark applications and registrations, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received any notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(r)                 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

(s)                Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance. To the Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(t)                 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company (i) is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (A) for payment of salary or consulting fees for services rendered, (B) reimbursement for expenses incurred on behalf of the Company and (C) for other employee benefits, including stock option agreements under any stock option plan of the Company; or (ii) has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company.

(u)               Disclosure Controls and Procedures and Accounting Controls. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(c) and 15d-15(c)) that are effective in all material respects to ensure that material information relating to the Company is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)               Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares and the Warrants by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares and the Warrants hereunder does not contravene the rules and regulations of the Trading Market.

(w)              Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares and the Warrants, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(x)               Anti-takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill, shareholder rights agreements or other similar anti-takeover provision under the Company’s articles of incorporation and bylaws or any applicable state laws that is or could become applicable to Purchaser’s purchase and ownership of the Shares.

(y)               No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor to the Company’s knowledge, any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares and Warrants to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated, other than successive offerings and sales of Shares under this Agreement.

(z)                General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares and Warrants by any form of general solicitation or general advertising. The Company has offered the Shares and Warrants for sale only to the Purchaser’s and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(aa)            Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees or agents has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or made any other unlawful expenses relating to political activity to government officials, candidates or members of political parties or organizations, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person authorized to act on its behalf) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, any export restrictions, anti-boycott regulations, embargo regulations or other similar applicable domestic or foreign laws and regulations.

(bb)           OFAC. None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares and Warrants, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(cc)            No Broker Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. No Purchaser shall have any obligation with respect to any such fees or any claims made by or on behalf of any such Persons that any such fees are due.

(dd)           No Additional Agreements. The Company does not have any agreements or understanding with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

3.2              Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants as of the Closing Date to the Company as follows:

(a)                Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)               Own Account. The Purchaser understands that the Shares and Warrants are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares and Warrants as principal for its own account and not with a view to or for distributing or reselling the Shares and Warrants or any part thereof, has no present intention of distributing any of the Shares and Warrants and has no arrangement or understanding with any other persons regarding the distribution of the Shares and Warrants. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares and Warrants

(c)                Purchaser Status. At the time the Purchaser was offered the Shares and Warrants, it was, and at the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)               Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and Warrants, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and Warrants and, at the present time, is able to afford a complete loss of such investment.

The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES

4.1              Transfer Restrictions.

(a)                The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective Registration Statement or Rule 144, to the Company or to an affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement.

(b)               The Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following or its equivalent form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)                Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) and such lack of requirement is confirmed by a legal opinion satisfactory to the Company. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such other time as a legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Securities issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder may be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.

(d)               The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(e)                In order to enable the Purchaser to sell the Securities under Rule 144, the Company shall use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

4.2              Publicity. The Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market without the prior written consent of the Purchaser, except to the extent that such disclosure is required by law, request of the staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure.

4.3              Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares and Warrants in a manner that would require the registration under the Securities Act of the sale of the Shares and Warrants to the Purchaser or that would be integrated with the offer or sale of the Shares and Warrants for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4              Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel, with any information that the Company believes constitutes material non-public information without the express written consent of the Purchaser, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.5              Use of Proceeds. The Company shall only use the net proceeds from the sale of the Shares hereunder to pay a portion of the purchase price for one hundred percent (100%) of the common stock (the “CTR Stock”) of C.C. Crawford Retreading Company, Inc., a Texas corporation (“CTR”), and for no other purpose.

4.6              Indemnification of Purchaser. Subject to the provisions of this Section 4.6, the Company will defend, protect, indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Indemnified Liabilities”) that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, or (b) any action, suit, proceeding or claim (including for these purposes a derivative action brought on behalf of the Company) instituted against the Company, any Purchaser Party, or any other Purchaser in any capacity, or any of them or their respective Affiliates, by any Person who is not an Affiliate of the Purchaser, with respect to or arising out of the execution, delivery, performance or enforcement of any of the transactions contemplated by this Agreement (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under this Agreement or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

4.7              Trading Market Listing. In the time and manner required by the Trading Market, the Company shall (a) prepare and file with such Trading Market an additional shares listing application covering all of the Shares and a notification form the change in the number of shares outstanding pertaining thereto; (b) use its reasonable best efforts to take all steps necessary to case all of the Shares to be approved for listing on the Trading Market as promptly as possible thereafter; (c) if requested by the Purchaser, provide the Purchaser with evidence of such listing, and (d) use its reasonable best efforts to maintain the listing of such Shares on the Trading Market.

4.8              Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Shares and Warrants as required under Regulation D and to provide a copy there of upon written request of the Purchaser. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares and Warrants for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of the Purchaser.

4.9              Piggy-Back Registrations. Except as provided in this Section 4.9, the Purchaser shall have no registration rights with respect to any of the Shares or Warrants; however, if the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), then the Company shall send to the Purchaser a written notice of such determination and, if within 15 days after the date of such notice, the Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of such Registrable Securities the Purchaser requests to be registered and sold in such offering; provided, however, that any Rule 415 cut backs by the Commission shall be shared pro rata and computed based upon all Registrable Securities, and further, that such cut backs, if any, shall not be considered to be a violation of the Piggy-Back Registration Rights of the Purchaser.  All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Section 4.9 (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any Purchaser) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.

4.10          Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its obligations to issue the Warrant Shares upon exercise of the Warrants.

4.11          Right of First Refusal. If at any time after the Closing, the Company shall authorize the issuance of any additional shares of Common Stock (“Additional Shares”), the Company shall immediately grant and deliver to Purchaser warrants to purchase the total number of such Additional Shares up to a maximum of five million (5,000,000) Additional Shares, all in a form and upon the terms set forth in the Warrant attached hereto as Exhibit A.

ARTICLE V. MISCELLANEOUS

5.1              Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the delivery of the Shares and Warrants.

5.2              Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intentions of the parties under this Agreement.

5.3              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (b) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4              Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5              Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers the Shares, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchaser.”

5.7              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except each Purchaser Party is an intended third party beneficiary of Section 4.6.

5.8              Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the federal district court for the Northern District of Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal district court for the Northern District of Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury.

5.9              Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and the Warrant.

5.10          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

5.11          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12          Replacement of Shares. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.13          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

freestone resources, INC.	Address for Notice: Freestone Resources, Inc. 325 N. St. Paul Street, Suite 1350 Dallas, TX 75201
By: ____/s/ Clayton Carter_________ Name: Clayton Carter Title: Chief Executive Officer
With a copy to (which shall not constitute notice): ______________________ ______________________ ______________________ ______________________

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DYNAMIS ENERGY, LLC	Address for Notice: Dynamis Energy, LLC 776 E. Riverside Dr. #150 Eagle, ID 83616
By: _____/s/ Kevin McNulty_________ Name: ___W. Kevin McNulty________ Title: ____Director_____________
With a copy to (which shall not constitute notice): ______________________ ______________________ ______________________ ______________________

Subscription Amount: $500,500.00

Shares: 5,000,000

Warrants: 5,000,000

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

Annex A

WIRE TRANSFER INSTRUCTIONS

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the Purchaser shall purchase up to FIVE HUNDRED THOUSAND FIVE HUNDRED DOLLARS ($500,500.00) of Shares and Warrants from Freestone Resources, Inc., a Nevada corporation (the “Company”). All funds will be wired in accordance with these instructions:

Disbursement Date: June 24, 2015.

I. PURCHASE PRICE	$500,500.00
WIRE INSTRUCTIONS:
Reference funds flow memorandum dated June 24, 2015